UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                (Date of earliest event reported) July 20, 2001


                          GUM TECH INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


            UTAH                       0-27646                   87-0482806
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                 246 East Watkins Street, Phoenix, Arizona 85004
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (602)252-1617


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 20, 2001, Gum Tech International, Inc. (the "Company") sold its chewing gum and related confectionery product assets to the Wm. Wrigley, Jr. Company in exchange for $25 million in cash. In connection with this transaction, the Company also sold 200,000 shares of its common stock to the Wm. Wrigley, Jr. Company at a price of approximately $7.50 per share. The Company and Wrigley also have entered into royalty agreements providing for royalty payments to the Company based on the future sales of certain gum products for a fixed period of time if those products are developed and marketed by the Wm. Wrigley, Jr. Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b) Pro Form Financial Information.

          The pro forma financial information required by Item 7 of this From 8-K will be filed within 60 days after the date the Form 8-K was due.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GUM TECH INTERNATIONAL, INC.


Date: August 3, 2001                    /s/ William J. Hemelt
                                        ----------------------------------------
                                        William J. Hemelt
                                        Secretary and Chief Financial Officer